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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. 2 )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [X] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) [ ] Definitive Proxy Statement [ ] Definitive Additional Materials [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            GRIFFIN INDUSTRIES, INC.
                         1111 Third Avenue, Suite 2500
                           Seattle, Washington 98101
                                 (206) 326-8090
                (Names of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ] Fee paid previously with preliminary materials.












-  AUGUST 1998  -
===============================================================================

                                IMPORTANT NOTICE

                          TO GRIFFIN INDUSTRIES, INC.
                           COMMON STOCK SHAREHOLDERS
--------------------------------------------------------------------------------

[QUESTIONS & ANSWERS]
--------------------------------------------------------------------------------
Although we recommend you read the complete proxy statement, for your convenience, we've provided a brief overview of the issues to be voted on.
--------------------------------------------------------------------------------

[Q]  WHY IS A SHAREHOLDER MEETING BEING HELD?

     [A] Because Griffin Industries, Inc. is seeking to change its status from that of a business development company which is an investment company regulated by the Investment Company Act of 1940, to that of an ordinary corporation. The Securities and Exchange Commission requires that such a status change necessitates a vote of the shareholders.

[Q]  WHAT PROPOSALS WILL BE VOTED ON?

     [A] You are being asked to ratify the election of Griffin Industries to withdraw from the status of being regulated as a business development company and no longer be subject to certain provisions of the Investment Company Act of 1940. The impact of this change of status in terms of how it relates to your share ownership is outlined in Proposal No. 1. The second proposal you are being asked to vote on is to ratify the adoption of an employee stock option plan for Griffin Industries. Griffin's officers and Directors are returning all warrants that were previously issued to them which represented the total issued and outstanding amount of warrants, a total of 4,000,000 warrants to purchase the equivalent amount of shares of common stock, in exchange for the ratification and approval of an employee stock benefit plan. ("1998 Stock Plan") The 1998 Stock Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code"), to employees (including officers and employee directors) and for the grant of nonstatutory stock options and stock purchase rights ("SPRS") to employees, directors and consultants. The 1998 Stock Plan provides for the issuance of an aggregate number of shares of Common Stock outstanding from time to time, subject to the issuance of a maximum of 2,400,000 common shares pursuant to incentive stock options, nonstatutory stock options and SPRS combined. Details of this stock option plan are described more fully in Proposal No. 2.

[Q]  WILL MY VOTE MAKE A DIFFERENCE?

     [A] Yes! Your vote is important and will make a difference in the development of your Company, no matter how many shares you own.

[Q]  HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

     [A] They recommend that you vote "For" each proposal on the enclosed proxy card.

[Q]  WHERE DO I CALL FOR MORE INFORMATION?

     [A] Please call Griffin Industries at (206) 326-8090 from 8:00 a.m. to 5:00 p.m. Pacific Time, Monday through Friday.

[Q]  DO I HAVE THE RIGHT TO VOTE?

     [A] Yes, if you currently are and were a shareholder of Griffin Industries common stock at or before July 24, 1998.

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
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                              ABOUT THE PROXY CARD
--------------------------------------------------------------------------------

Please vote on each issue using blue or black ink to mark an X in one of the boxes provided on the proxy card.

APPROVAL FOR WITHDRAWING FROM BDC STATUS - mark "For", "Against" or "Abstain"

RATIFICATION OF EMPLOYEE STOCK OPTION PLAN - mark "For", "Against" or "Abstain"

===============================================================================
  [X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                                                        FOR             AGAINST         ABSTAIN
  1.    As to the proposal to elect to withdraw         [ ]             [ ]             [ ]
        from BDC status and no longer be subject
        to Sections 55 through 65 of the Investment
        Company Act of 1940

                                                        FOR             AGAINST         ABSTAIN
  2.    As to the proposal to ratify the                [ ]             [ ]             [ ]
        approval of the Employee Stock Option
        Plan

  Please be sure to sign and date this Proxy.   Date_________

  Shareholder sign here ________________        Co-owner sign here  ____________

     Give the amount of Griffin  Industries  common stock owned as of the Record
     Date: ________

--------------------------------------------------------------------------------

================================================================================
                               GRIFFIN INDUSTRIES
                         1111 Third Avenue, Suite 2500
                           Seattle, Washington 98101
                                 (206) 326-8090

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 25, 1998

     Notice is hereby given to the holders of common shares of beneficial interest ("Common Shares") of Griffin Industries, Inc. ("Griffin" or "Company") to the attached Proxy Statement that a Special Meeting of the Shareholders of Griffin (the "Meeting") will be held at the offices of Griffin Industries, Inc., 1111 Third Avenue, Suite 2500, Seattle, Washington, 98101 on Friday, September 25, 1998, at 11:00 a.m. for the following purposes:

     1. To seek approval from a majority of the outstanding shareholders present or entitled to vote via proxy, for Griffin Industries, Inc. to withdraw from being regulated as a business development company and thereby be no longer subject to Sections 55 through 65 of the Investment Company Act of 1940.

     2. To seek the adoption of an employee stock option plan for Griffin Industries, where the aggregate shares allocated for distribution pursuant to such plan shall be no greater than 15% of the total outstanding shares of common stock of the Company or a maximum of 2,400,000 common shares.

     3. To transact such other business as may properly come before the Meeting.

     Holders of record of the Common Shares of Griffin Industries at the close of business on July 24, 1998 are entitled to notice of, and to vote at, the Meeting and any adjournment thereof.

                                              By order of the Board of Directors
                                                RON AGUILAR, Corporate Secretary
                                                                 August 25, 1998

     THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT QUARTERLY REPORT TO A SHAREHOLDER UPON REQUEST. ANY SUCH REQUEST SHOULD BE DIRECTED TO GRIFFIN INDUSTRIES BY CALLING 1-206-326-8090 OR BY WRITING TO THE COMPANY AT 1111 THIRD AVENUE, SUITE 2500, SEATTLE, WASHINGTON 98101.

     SHAREHOLDERS OF THE COMPANY ARE INVITED TO ATTEND THE MEETING IN PERSON. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE INDICATE YOUR VOTING
INSTRUCTIONS ON THE ENCLOSED PROXY CARD WITH RESPECT TO WHETHER YOU WERE A SHAREHOLDER AS OF THE RECORD DATE, DATE AND SIGN SUCH PROXY CARD(S), AND RETURN IT (THEM) IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

     IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK THAT YOU MAIL YOUR PROXY PROMPTLY.

     THE BOARD OF DIRECTORS OF GRIFFIN INDUSTRIES  RECOMMENDS THAT YOU CAST YOUR
VOTE:

- FOR approval that Griffin Industries withdraw its previous election to be regulated as a business development company under the Investment Company Act of 1940.

- FOR ratification of the 1998 employee stock option plan.
================================================================================

================================================================================

                              --PROXY STATEMENT--

     YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY CARD(S) PROMPTLY NO MATTER HOW MANY SHARES YOU OWN.

Send your Proxy Card to:

                                PROXY STATEMENT
                               GRIFFIN INDUSTRIES
                         1111 Third Avenue, Suite 2500
                           Seattle, Washington 98101
                                 (206) 326-8090

            September 25, 1998

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Directors" or the "Board") of Griffin Industries, Inc. ("Griffin" or "Company") of proxies to be voted at a Special Meeting of Shareholders of the Company, and all adjournments thereof (the "Meeting"), to be held at the offices of the Company at 1111 Third Avenue, Suite 2500, Seattle, Washington, 98101 on Friday, September 25, 1998, at 11:00 a.m.

     The Meeting will be a special shareholders meeting of the Company. The approximate mailing date of a Definitive Proxy Statement and accompanying form of proxy is September 4, 1998.

     Participating in the Meeting are beneficial holders of common shares of the Company (the "Common Shares"). The Meeting is scheduled as a special meeting of the shareholders of the Company because the shareholders are expected to consider and vote on matters being presented.

     The Board has fixed the close of business on July 24, 1998 as the record date (the "Record Date") for the determination of holders of Common Shares entitled to vote at the Meeting. The number of issued and outstanding Common Shares is 2,175,300 as of the Record Date to this Proxy Statement.

VOTING

     Shareholders of the Company on the Record Date will be entitled to one vote per Common Share with respect to each proposal submitted to the shareholders of the Company, with no Share having cumulative voting rights. The voting requirement for passage of a particular proposal depends on the nature of the proposal.

     With respect to Proposal 1, the affirmative vote, the lesser of (a) at least 67% of the Common Shares of the Company present at the Meeting in person or by proxy or (b) at least 50% of the total issued and outstanding Common Shares is required to approve the withdrawal by the Company of continuing to be regulated as a business development company and subject to Sections 55 through 65 of the Investment Company Act of 1940. ("BDC status")

     With respect to Proposal 2, holders of Common Shares are required to ratify the adoption of the 1998-1999 Employee Stock Option Plan of the Company.

     The Board of Directors of Griffin Industries recommends that you cast your vote:

     - FOR APPROVAL to withdraw from election of BDC status by the Company.

     - FOR APPROVAL of a proposed 1998-1999 employee stock option plan.

     All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon. Proxies received prior to the Meeting on which no vote is indicated will be voted "FOR" each proposal as to which it is entitled to vote. Abstention and broker non-votes will be deemed "votes cast" with respect to such proposal, and such Common Shares will be counted as present for the purpose of determining a quorum. A majority of the outstanding Common Shares of the Company must be present in person or by proxy to have a quorum for the Company to conduct business at the Meeting.

     Shareholders who execute proxies may revoke them at any time before they are voted by filing with the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

     The Company knows of no business other than that mentioned in Proposals 1 and 2 of the Notice that will be presented for consideration at the Meeting. If any other matters are properly presented, it is the intention of the persons named on enclosed proxy to vote proxies in accordance with their best judgment. In the event a quorum is present at the Meeting but sufficient votes to approve any of the proposals of the Company are not received, the persons named as proxies may propose one or more adjournments of the Meeting with respect to such proposal to permit further solicitation of proxies, provided they determine that such an adjournment and additional solicitation is reasonable and in the interest of shareholders based on a consideration of all relevant factors, including the nature of the relevant proposal, the percentage of votes then cast, the percentage of negative votes then cast, the nature of the proposed solicitation activities and the nature of the reasons for such further solicitation.


 - - ---------------------------------------------------------------------------
PROPOSAL 1:  WITHDRAWAL OF BUSINESS DEVELOPMENT COMPANY STATUS
- - ----------------------------------------------------------------------------

     On February 3, 1998, the Company elected to be regulated as a business development company and to be subject to Sections 55 through 65 of the Investment Company Act of 1940, by filing a properly executed notice of such election pursuant to Form N-54A with the Securities and Exchange Commission. Within its offering memorandum dated November 6, 1997 filed on October 23, 1997 on Form 1-E pursuant to Regulation E of the Securities Act of 1933 and its subsequent private placement offering memorandum dated filed on April 23, 1998 on Form D pursuant to Regulation D of the Securities Act of 1933 (jointly referred to as the "Offerings"), the Company stated that its principal business objective was to invest in a diverse portfolio of eligible portfolio companies that were within three distinct industries, the heavy construction equipment rental and distribution industry, temporary and permanent staffing companies and companies involved in information technology. The proceeds raised in the Offerings were sought to acquire controlling interests or the rights to acquire a controlling interest (where a "controlling interest" is defined as greater than twenty five percent of the issued capital stock) in each of several eligible portfolio companies in these three industries in exchange for cash and/or Griffin common stock or other asset(s) held by Griffin. However, Griffin Industries, Inc. has realigned its focus by limiting its business plan to just acquiring companies in the heavy construction equipment rental and distribution industry, acting as a holding company to perform a roll up or consolidation in this industry. Because Griffin will no longer be diversified in more than one industry nor have interests of less than 25% of the total outstanding stock of companies within the equipment rental industry, it will not qualify for the favorable pass-through tax treatment afforded a "registered investment company" or a diversified closed end management investment company.

     To qualify as a RIC, the Company must distribute to its shareholders for each taxable year at least 90% of its investment company taxable income (consisting generally of net investment income and net short-term capital gain) ("Distribution Requirement") and must meet several additional requirements. Among the requirements are the following: (a) the Company must derive at least 90% of its gross income each taxable year from dividends, interest, payments with respect to loans of securities and gains from the sale or other disposition of securities or other income derived with respect to its business of investing in securities ("Income Requirement"); (b) the Company must derive less than 30% of its gross income each taxable year from gains from the sale or other disposition of securities held for less than three months; (c) the Company must diversify its assets so that, at the close of each quarter of the Company's taxable year, (i) not more than 25% of the market value of its total assets is invested in the securities of a single issuer or in the securities of two or more issuers that the Company controls and that are engaged in the same or similar trades or businesses or related trades or businesses and (ii) at least 50% of the market value of its total assets is represented by cash, cash items, government securities, securities of other RICs and other securities (with each investment in such other securities limited so that not more than 5% of the market value of the Company's total assets is invested in the securities of a single issuer and the Company does not own more than 10% of the outstanding voting securities of a single issuer) ("Diversification Requirement"); and (d) the Company must file an election to be treated as a RIC. If, after initially qualifying as a RIC, the Company fails to qualify for treatment as a RIC for a taxable year, it would be taxed as an ordinary corporation on its taxable income for that year and all distributions out of its earnings and profits would be taxable to shareholders as dividends (that is, ordinary income). In such a case, there may be substantial tax and other costs associated with re-qualifying as a RIC. Although there is substantial uncertainty on several relevant issues, if the Administration's proposal were enacted and in effect as of the date the Company were to attempt to requalify as a RIC, the Company could be subject to the tax consequences described in the immediately preceding paragraph if such legislation were to apply to a re-election of a previously disqualified RIC.

     The Board of Directors believe that it is in the best interest of the Company and of its shareholders that the Company elect out of business development company status and no longer be subject to Sections 55 through 65 of the Investment Company Act of 1940. ("1940 Act")

     As a BDC, Griffin must invest at least 70% of its total assets in Qualifying Assets consisting of eligible portfolio companies and certain other assets including cash and cash equivalents. In order to receive favorable pass-through tax treatment on its distributions to its shareholders, the Company needs to diversify its pool of investments in such a manner so as to qualify as a diversified closed end management investment company. However, because of recent developments the Company will most likely not be diversified sufficiently to receive favorable pass-through tax treatment.

     The Board of Directors of the Company have determined that it would be in the best interests of the Company to act as a platform or holding company that will acquire one hundred percent controlling interests in several separate companies that are within the construction equipment rental and distribution industry. By limiting its business objectives to performing such a roll up transaction within the construction equipment rental and distribution industry, the Board of Directors of Griffin Industries has determined that it would not be in the best interests to continue to elect to be regulated as a business development company and thereby be subject to the 1940 Act. Because the Company has refocused its business objectives in performing a consolidation in the equipment rental and distribution industry, the Company is limited in its ability to qualify as a Registered Investment Company or "RIC", a former objective while the Company was regulated as a BDC.

     Thus, as a result of the Company's newer business objective of acting as the platform company to perform a consolidation in the construction equipment rental and distribution industry, the Company is unlikely to qualify now or in the near future to be regulated as, or receive the favorable pass through tax treatment available to investment companies that qualify as a Registered Investment Company.

     The probable impact to you the shareholder, of Griffin's election to withdraw from being regulated as a business development company is that, in so doing, the Company will no longer be subject to the more restricted provisions placed on investment companies by the 1940 Act concerning transactions with certain affiliates and other related parties to the Company. As a result, shareholders will no longer have the added security of having the Securities and Exchange Commission ("SEC") review and accept or reject a proposed affiliated party transaction prior to its implementation, as required by business development companies. However, traditional "C" corporations that enter transactions with affiliates do not have transactions reviewed and accepted or rejected by the SEC prior to entering such transactions.

SHAREHOLDER APPROVAL

     The shareholders of common stock of Griffin Industries, Inc. are entitled to vote on this proposal. The Investment Company Act of 1940 requires that the vote of a majority of the outstanding voting securities of a company means the vote, at the annual or a special meeting of the security holders of such company duly called, (A) of 67 percentum or more of the voting securities present at such meeting, if the holders of more than 50 percentum of the outstanding voting securities of such company are present or represented by proxy; or (B) of more than 50 percentum of the outstanding voting securities of such company, whichever is less. The affirmative vote of a majority of the common stock present at the Meeting in person or by proxy is required to ratify the election to withdraw from BDC status. THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR' THIS PROPOSAL.

--------------------------------------------------------------------------------
PROPOSAL  NO. 2 APPROVAL  OF 1998  EMPLOYEE  STOCK OPTION PLAN
--------------------------------------------------------------------------------

EXECUTIVE COMPENSATION

     The Company has not paid any remuneration to any of its officers to date. The Company has paid $3,500 to each of its Directors during the first quarter of fiscal 1998 which consititutes a one time yearly stipend. The Company's Chief Executive Officer and Chief Operating Officer have agreed not to receive any salary or any other form of cash compensation from the Company until such time that the Company has successfully acquired a controlling interest within a portfolio company. As of August 14, 1998, the officers, directors and other present shareholders own 700,000 shares of common stock and 2,500,000 shares of the Series A Convertible Preferred Stock for which they have contributed a total of $3,200.00 in cash or an average of $.001 per share.

     On November 19, 1997, the Board of Directors approved the authorization of Executive Employee Performance Warrants, which provide incentive warrants to the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer and pursuant to such issued 3,100,000 warrants to purchase the equivalent amount of common stock to Mr. Landon Barretto and 300,000 warrants to purchase the equivalent amount of common stock to Mr. Greg Zeitler, where each warrant is redeemable for one share of common stock upon payment of a $1.00 per warrant redemption price to the Company. The warrants will vest and are redeemable at a rate equal to the cumulative earnings per share as reported by the Company in its annual audited financial statements as a percentage of one dollar cumulative earnings per share for the years 1998, 1999, and 2000. For example, if the Company earns $0.15 EPS in 1998, $0.30 EPS in 1999 and $0.55 EPS in 2000, then its executive employees that are employed in the following calendar year may exercise 15% of their aggregate warrants in 1999, 30% of their warrants in 2000 and the remaining 55% of their warrants in 2001.

     Pursuant to Board Action on July 22, 1998, the Company rescinded the Executive Employee Performance Warrants program and all employees receiving warrants under the program returned all warrants issued to them. Mr. Landon Barretto returned his entire 3,100,000 class A common stock purchase warrants previously issued to him, Mr. Greg Zeitler returned the complete 300,000 purchase warrants previously issued to him. Mr. Chris Gardner, Mr. Ron Aguilar, Mr. Glen Santha and Mr. Tom Raack returned 300,000, 100,000, 150,000 and 50,000 class A common stock purchase warrants previously issued to each of them respectively. These actions were taken in anticipation of receiving similar remuneration pursuant to a 1998 Employee Stock Option Plan ("1998 Stock Plan") herein.

     Awards under the 1998 Stock Plan may be structured in a variety of ways, including "incentive stock options", as defined in Section 422 of the Internal Revenue Code, as amended ("IRC"), "nonqualified stock options", shares of Common Stock subject to terms and conditions set by the Board of Directors ("restricted stock awards"), stock purchase rights ("SPRS") and stock appreciations rights ("SARs"). Incentive stock options may be granted only to full time employees (including officers) of the Company, including its subsidiaries. Non-qualified options, restricted stock awards, SARs, and other permitted forms of awards may be granted to any person employed by or performing services for the Company, including Directors. Incentive stock options are also subject to certain limitations prescribed by the IRC, including the requirement that such options may not be granted to employees who own more than 10% of the combined voting power of all classes of voting stock of the Company, unless the option price is at least 110% of the fair market value of the Common Stock subject to the option. In addition, such incentive stock options may not be exercised for more than 5 years from the stated grant. The Board of directors of the Company (or a committee designated by the Board) otherwise generally has discretion to set the terms and conditions of options and other awards, including the term, exercise price, and vesting conditions, if any; to select the persons who receive such grants and awards; and to interpret and administer the 1998 Stock Plan.

     The 1998 Stock Plan will be structured as a common stock option plan, to be administered by a compensation committee that is duly designated by the Board of Directors, and where the aggregate options issued per fiscal year shall not exceed greater than fifteen percent of the total issued and outstanding shares of the Company during the preceding fiscal year, notwithstanding issuance of shares pursuant to the Plan. Thus, all eligible recipients of such Plan, will not, in aggregate, receive the rights to purchase greater than fifteen percent of the total issued and outstanding shares of common stock as incentive stock options per fiscal year. For example, if the Company has a total of 10,000,000 common stock issued and outstanding at the end of the 1998 fiscal year, all eligible recipients of the Company's Plan will not receive, in the aggregate, greater than the right to acquire 1,500,000 shares of common stock of the Company in the 1999 fiscal year. The maximum the 1998 Stock Plan can issue during any given fiscal year is 2,400,000 common shares.

     In conjunction with the rescission of the Company's earlier issuance of 4,000,000 class A common stock purchase warrants issued to certain officers and directors, the Board of Directors believes it is in the best interests of the Company to ratify the adoption of the Plan that will be administered according to the parameters set forth herein, will be less dilutive, and provide a more favorable incentive to the officers and other recipients of such Plan.

SHAREHOLDER APPROVAL

     The shareholders of common stock of Griffin Industries, Inc. are entitled to vote on this proposal. The Investment Company Act of 1940 requires that the vote of a majority of the outstanding voting securities of a company means the vote, at the annual or a special meeting of the security holders of such company duly called, (A) of 67 percentum or more of the voting securities present at such meeting, if the holders of more than 50 percentum of the outstanding voting securities of such company are present or represented by proxy; or (B) of more than 50 percentum of the outstanding voting securities of such company, whichever is less. The affirmative vote of a majority of the common stock present at the Meeting in person or by proxy is required to ratify this proposal to adopt a 1998-1999 Employee Stock Option Plan. THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR' THIS PROPOSAL.

ADDITIONAL MATTERS

     At the date hereof, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the meeting. However, if any other matter should be presented, the persons named in the accompanying proxy will vote according to their best judgment in the interest of Griffin with respect to such matters.

Dated:  August 25, 1998                      /s/ Ron Aguilar
                                            ------------------------------------
                                            Ron Aguilar
                                            Corporate Secretary
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